Exhibit 10.12

AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT

WHEREAS, Semiconductor Components Industries, LLC (“Company”) and Robert Charles “Bob” Mahoney (“Executive”) entered into an Employment Agreement dated as of July 11, 2006 (“Agreement”);

WHEREAS, all defined terms used herein shall have the meanings set forth in the Agreement unless specifically defined herein;

WHEREAS, as of February 14, 2008 and February 13, 2008 the Board of Directors (“Board”) and Compensation Committee (“Committee”) of ON Semiconductor Corporation, respectively, considered and approved an increase, effective January 1, 2008, of the maximum target bonus percentage for the Executive from 60% to 65% of his Base Salary during the applicable Performance Cycle under a bonus Program established and approved by the Board; and

WHEREAS, the Company and the Executive now wish to amend the Agreement to reflect the increase to the maximum target bonus percentage to 65% consistent with the Board’s and Committee’s approvals and make certain related conforming changes to the Agreement.

NOW, THEREFORE, for mutual consideration the receipt of which is hereby acknowledged, the Agreement is hereby amended as follows:

1. Effective January 1, 2008, Section 2(b) of the Agreement related to “Compensation” is hereby amended by replacing such section in its entirety with the following:

“(b) In addition to the Base Salary, during the Employment Period, the Executive shall be eligible to participate in the bonus program established and approved by the Board (the “Program”) and, pursuant to the Program, the Executive may earn a bonus (the “Bonus”) on an annual or other performance period basis (a “Performance Cycle”) of up to a maximum target of 65% of Base Salary earned during the applicable Performance Cycle or an additional amount as approved by the Board under the Program and in each case based on certain performance criteria; provided that the Executive is actively employed by the Company on the date the Bonuses are paid under the Program, except as provided in Section 5(a) herein. The Bonus may be paid annually or more frequently depending upon the Performance Cycle, as determined by the Board and pursuant to the Program. The Bonus will be specified by the Board, and the Bonus will be reviewed at least annually by the Board.”

2. This Agreement shall amend only the provisions of the Agreement as set forth herein. Those provisions of the Agreement not expressly amended shall be considered in full force and effect.

IN WITNESS WHEREOF, the Executive and the Company have executed this Amendment as of the 29th day of April 2008.

COMPANY:	Semiconductor Components Industries, LLC

	By:	/s/ COLLEEN MCKEOWN
	Name:	Colleen McKeown
	Title:	Senior Vice President, Global Human Resources

EXECUTIVE:	Bob Mahoney, in his individual capacity

	By:	/s/ ROBERT CHARLES MAHONEY
	Name:	Robert Charles “Bob” Mahoney
	Title:	Executive Vice President, Sales and Marketing